Exhibit 5.1

TROUTMAN SANDERS LLP Attorneys at Law Bank of America Plaza 600 Peachtree Street, NE Suite 5200 Atlanta, Georgia 30308-2216 404.885.3000 telephone 404.885.3900 facsimile Troutmansanders.com

March 6, 2009

Mississippi Power Company

2992 West Beach Boulevard

Gulfport, Mississippi 39501

Re: Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel to Mississippi Power Company (the “Company”) in connection with the Registration Statement on Form S-3 (Registration Statement No. 333-152895), as amended (the “Registration Statement”), relating to $125,000,000 aggregate principal amount of the Company’s Series 2009A 5.55% Senior Notes due March 1, 2019 (the “Notes”). The Notes will be issued pursuant to the Senior Note Indenture dated as of May 1, 1998 between the Company and Wells Fargo Bank, National Association, as successor Trustee (the “Trustee”), as heretofore supplemented and amended and as further supplemented and amended by a Tenth Supplemental Indenture dated as of March 6, 2009 (collectively, the “Indenture”).

We have examined the Registration Statement and the Indenture, which has been filed with the Securities and Exchange Commission (the “Commission”) as an exhibit to the Registration Statement. We have also examined the originals, or duplicates or certified or conformed copies, of such records, agreements, instruments and other documents and have made such other and further investigations as we have deemed relevant and necessary in connection with the opinions expressed herein. As to questions of fact material to this opinion, we have relied upon certificates of public officials and of officers and representatives of the Company.

In rendering the opinions set forth below, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as duplicates or certified or conformed copies and the authenticity of the originals of such latter documents. We have also assumed that the Indenture is the valid and legally binding obligation of the Trustee.

ATLANTA     CHICAGO     HONG KONG     LONDON     NEW YORK     NEWARK     NORFOLK     ORANGE COUNTY

RALEIGH     RICHMOND     SAN DIEGO     SHANGHAI     TYSONS CORNER     VIRGINIA BEACH     WASHINGTON, DC

Mississippi Power Company

March 6, 2009

Based upon the foregoing, and subject to the qualifications and limitations stated herein, we are of the opinion that the Notes are valid, binding and legal obligations of the Company (subject to applicable bankruptcy, insolvency, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally and to general principles of equity, whether considered in a proceeding at law or in equity). In rendering the foregoing opinion, with respect to matters of New York law, we have relied on the opinion of Dewey & LeBoeuf LLP attached hereto as Annex I.

The attorneys in this firm that are rendering this opinion are members of the State Bar of Georgia, and we do not express any opinion herein concerning any law other than the federal law of the United States and, to the extent set forth herein, the law of the State of New York.

We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement and to the statements with respect to our name under the heading “Legal Matters” in the prospectus forming part of the Registration Statement and the prospectus supplement relating to the Notes. In giving the foregoing consent, we do not hereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Commission thereunder. This opinion may not be furnished or quoted to, or relied upon by, any other person for any purpose, without our prior written consent.

Very truly yours,

/s/ Troutman Sanders LLP

ATLANTA     CHICAGO     HONG KONG     LONDON     NEW YORK     NEWARK     NORFOLK     ORANGE COUNTY

RALEIGH     RICHMOND     SAN DIEGO     SHANGHAI     TYSONS CORNER     VIRGINIA BEACH     WASHINGTON, DC

Annex I

Dewey & LeBoeuf LLP

1301 Avenue of the Americas

New York, NY 10019-6092

tel +1 212 259 8000

fax +1 212 259 6333

March 6, 2009

Troutman Sanders LLP

600 Peachtree Street, N.E.

Suite 5200

Atlanta, Georgia 30308

RE:	Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel to the underwriters in connection with the Registration Statement on Form S-3 (Registration Statement No. 333-152895), as amended (the “Registration Statement”), relating to $125,000,000 aggregate principal amount of Mississippi Power Company’s (the “Company”) Series 2009A 5.55% Senior Notes due March 1, 2019 (the “Notes”). The Notes will be issued pursuant to the Senior Note Indenture dated as of May 1, 1998 between the Company and Wells Fargo Bank, National Association, as successor trustee (the “Trustee”), as heretofore supplemented and amended and as further supplemented and amended by a Tenth Supplemental Indenture dated as of March 6, 2009 (collectively, the “Indenture”).

We have examined the Registration Statement and the Indenture, which has been filed with the Securities and Exchange Commission as an exhibit to the Registration Statement. We have also examined the originals, or duplicates or certified or conformed copies, of such records, agreements, instruments and other documents and have made such other and further investigations as we have deemed relevant and necessary in connection with the opinions expressed herein. As to questions of fact material to this opinion, we have relied upon certificates of public officials and of officers and representatives of the Company.

In rendering the opinions set forth below, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as duplicates or certified or conformed copies and the authenticity of the originals of such latter documents.

NEW YORK | LONDON MULTINATIONAL PARTNERSHIP | WASHINGTON, DC

ALBANY | ALMATY | AUSTIN | BEIJING | BOSTON | BRUSSELS | CHARLOTTE | CHICAGO | EAST PALO ALTO
FRANKFURT | HARTFORD | HONG KONG | HOUSTON | JACKSONVILLE | JOHANNESBURG (PTY) LTD. | LOS ANGELES
MILAN | MOSCOW | PARIS MULTINATIONAL PARTNERSHIP | RIYADH AFFILIATED OFFICE | ROME | SAN FRANCISCO | WARSAW

March 6, 2009

We have also assumed that the Indenture is the valid and legally binding obligation of the Trustee.

Based upon the foregoing, and subject to the qualifications and limitations stated herein, we are of the opinion that the Notes are valid, binding and legal obligations of the Company (subject to applicable bankruptcy, insolvency, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally and to general principles of equity, whether considered in a proceeding at law or in equity).

We are members of the State Bar of New York and we do not express any opinion concerning any law other than the law of the State of New York.

This opinion is furnished solely for your benefit in connection with your rendering an opinion to the Company to be filed as Exhibit 5.1 to the Registration Statement and we hereby consent to your attaching this opinion as an annex to such opinion. In giving our consent to your attaching this opinion to the opinion being rendered by you, we do not hereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder. This opinion may not be relied upon by you for any other purpose, or quoted to or relied upon by any other person, firm or entity for any purpose, without our prior written consent.

Very truly yours,

/s/ Dewey & LeBoeuf LLP

DEWEY & LEBOEUF LLP